EXHIBIT 99.1

CONTACT:  JOSEPH MACNOW

                     (201) 587-1000

210 Route 4 East

Paramus, NJ  07652

FOR IMMEDIATE RELEASE – March 28, 2013

Vornado Extends $1.250 Billion of its $2.5 Billion
Revolving Credit Facilities

PARAMUS, NEW JERSEY….VORNADO REALTY TRUST (NYSE:VNO) announced today that Vornado Realty L.P., the operating partnership through which Vornado Realty Trust conducts its business, has extended one of its two $1.250 billion revolving credit facilities from June 2015 to June 2017 with two 6-month extension options.  The interest on the extended facility was lowered from LIBOR plus 135 basis points to LIBOR plus 115 basis points.  In addition, the facility fee was reduced from 30 to 20 basis points.

The second $1.250 billion facility matures in November 2015 with a one-year extension option.

There are no borrowings outstanding under either of the revolving credit facilities.

The lead arrangers and bookrunners for the facility are J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.  JPMorgan Chase Bank, N.A. serves as Administrative Agent.  Bank of America, N.A. serves as Syndication Agent.  Barclays Bank plc; Citibank, N.A.; Deutsche Bank Trust Company Americas; Morgan Stanley MUFG Loan Partners, LLC; PNC Bank, National Association; The Royal Bank of Scotland plc; UBS Securities LLC; U.S. Bank National Association; and Wells Fargo Bank, National Association, serve as Documentation Agents.

Vornado Realty Trust is a fully integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

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